Exhibit 23.1

Consent of Independent Registered Certified Public Accountants

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Global Imaging Systems, Inc. of our report dated May 10, 2004, included in the 2004 Annual Report to Shareholders of Global Imaging Systems, Inc.

We also consent to the incorporation by reference in the Registration Statements pertaining to the Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan and the Director Non-Incentive Stock Option (Form S-8 No. 333-80801), the Global Imaging Systems, Inc. Amended and Restated 1998 Stock Option and Incentive Plan (Form S-8 Nos. 333-74780 and 333-109540) and the Global Imaging Systems, Inc. 2001 Stock Option Plan (Form S-8 No. 333-74786) and the registration of the common stock of Global Imaging Systems, Inc. (Form S-3 Nos. 333-114248 and 333-107948) of our reports dated May 10, 2004, with respect to the consolidated financial statements of Global Imaging Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2004 and the related schedule included therein.

/s/ Ernst & Young LLP

Tampa, Florida

June 9, 2004